Exhibit 99

NEWS RELEASE

Media Contact Chris Muller PAETEC (585) 340-8218 chris.muller@paetec.com	Media Contact Michael McCullough Edelman (404) 832-6782 michael.mccullough@edelman.com	Investor Contact Keith Wilson PAETEC (585) 340-2970 keith.wilson@paetec.com

FOR IMMEDIATE RELEASE

PAETEC and US LEC Complete Merger

FAIRPORT, N.Y., and CHARLOTTE, N.C. (February 28, 2007) – US LEC Corp. (NASDAQ: CLEC) and privately owned PAETEC Corp. today announced the completion of their planned merger transaction, which is effective today. The combined company will conduct business as PAETEC Holding Corp. (PAETEC), and its common stock will trade beginning tomorrow on the NASDAQ Global Select Market under the ticker symbol “PAET.”

“The completed merger is a significant milestone in the history of competitive U.S. carriers offering business telecommunications services,” said Arunas A. Chesonis, Chairman and Chief Executive Officer of PAETEC. “Bringing the two successful companies together enables us to offer a wider array of products and services over a greater geographic reach, thereby bringing increased value to our customers and stakeholders.”

PAETEC will have nearly 2,300 employees serving more than 45,000 medium-sized and large business customers. The company offers an extensive line of voice, data and IP services, as well as enterprise communications management software, network security solutions, CPE, and managed services.

"The result of this merger not only provides US LEC shareholders with substantial value, but also creates considerable opportunities for customers and stakeholders of the combined company," said Richard Aab, Vice Chairman of PAETEC, who had served as US LEC’s chairman. "From various perspectives, the merger of the two outstanding communications companies was an ideal fit.”

Expected cost savings and additional revenue synergies should contribute to strong cash flows and a solid balance sheet, while the PAETEC customer base should benefit from the combined product sets of the two companies and from some of the best customer service and support in the industry. PAETEC will be able to offer a greater suite of advanced products and services over an extremely flexible, capital efficient network through a high-quality, customer-oriented sales force.

Under the terms of the merger agreement, US LEC stockholders are receiving one share of PAETEC common stock for each share of US LEC common stock, and PAETEC Corp. stockholders are receiving 1.623 shares of PAETEC common stock for each share of PAETEC Corp. common stock. US LEC and PAETEC Corp. stockholders holding stock certificates will soon receive share exchange instructions.

PAETEC obtained $850 million of new credit facilities at the closing of the merger transaction. PAETEC Corp. and US LEC, which became PAETEC subsidiaries as a result of the merger transaction, used $800 million of facility proceeds and cash on hand to refinance substantially all of their senior secured indebtedness and to repurchase all outstanding shares of US LEC convertible preferred stock.

The combination, which was announced August 14, 2006, was approved by both companies’ stockholders at meetings held on February 28, 2007. The companies had previously received the necessary regulatory approvals from the Federal Communications Commission and applicable state regulatory agencies, and the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 had expired.

PAETEC executives are expected to ring the opening bell at the NASDAQ Stock Market on Thursday, March 1.

Company Leadership and Headquarters

Arunas A. Chesonis will continue to serve PAETEC as Chief Executive Officer and Chairman of the Board. EJ Butler will continue as Chief Operating Officer, and Keith Wilson will continue as Chief Financial Officer and as a member of the Board.

Richard T. Aab, co-founder of US LEC, will serve as vice chairman of the board. Other board members include H. Russell Frisby, Jr., partner-in-charge of the Telecom Group of the law firm of Fleischman and Walsh, L.L.P., Tansukh V. Ganatra, co-founder of and immediate past US LEC interim CEO, James A. Kofalt, President of KOCOM Communications, Inc., William R. McDermott, President and CEO SAP America, Inc., Michael C. Mac Donald, President of Global Accounts and Marketing Operations for Xerox Corp., and Mark Zupan, Dean of the William E. Simon Graduate School of Business Administration at the University of Rochester.

PAETEC will be headquartered in Fairport, NY, and will maintain operations in Charlotte, N.C., with considerable penetration throughout the Eastern United States and a significant presence in several other markets throughout the country, including Chicago and the West Coast.

About PAETEC

PAETEC (NASDAQ: PAET) is personalizing business communications for medium-sized and large businesses, enterprise organizations and institutions across the United States. We offer a comprehensive suite of voice, data, and IP services, as well as enterprise communications management software, network security solutions, CPE, and managed services. More information about the companies can be found by visiting www.paetec.com or www.uslec.com.

Forward-Looking Statements

Except for the historical and current factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the

Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements by PAETEC regarding its expected financial position, revenues, cash flow and other operating results, business strategy, financing plans, forecasted trends related to the markets in which it operates, and similar matters are forward-looking statements. PAETEC’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the company’s registration statement on Form S-4 on file with the SEC, include intensifying competition in the market for network services, adverse changes in the legislative or regulatory treatment of the company’s products and services, the company’s dependence on new product development, rapid technological and market change, customer attrition, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, failure to maintain underlying service and vendor arrangements, and various other factors beyond the company’s control. Other important risk factors that could cause PAETEC’s actual results to differ from those contained or implied in its forward-looking statements include the company’s possible failure to realize the cost savings, operating efficiencies and new revenue opportunities expected to result from the merger of PAETEC Corp. and US LEC, as well as the impact of the company’s substantial level of indebtedness on its financial position and ability to compete effectively. PAETEC disclaims any responsibility to update these forward-looking statements.

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